SHARE PURCHASE ORDER - for individual investor

To Information Network Radio, 114 Sansome Street, Suite 1410, San Francisco, California 94104:

I have received and had an opportunity to read the Prospectus by which the shares are offered. I represent that I am purchasing as an investment and not with a view to or for sale in connection with any distribution of the shares.

Is at least one of the following statements true?  Yes ___  No ___
         My individual net worth, or joint net worth with my spouse, currently exceeds $1,000,000.
         My individual income (or joint income with my spouse) was in excess of $200,000 in 1997 and in 1998 and I (we) have a reasonable expectation of reaching the same income level in 1999.


Signature: ____________________________________________  Date: _________________


Enclosed is payment for _____ shares (minimum 250 shares), at $100.00 per share, totaling $_____________. (Please make the check payable to: Information Network Radio, Inc.)

Register the shares in the following name(s) and amount(s):

         Name(s) ___________________________________  Number of shares _________

As (Check one.):

            Individual _____         Joint Tenants _____             Trust _____

            Tenants in Common _____  Corporation _____               UGMA ___


For the person(s) who will be registered shareowner(s):

         Mailing Address: ______________________________________________________

         City, State & Zip Code: _______________________________________________

         Telephone Number: Business: (___) ___________    Home: (___) __________

         Social Security or Taxpayer ID Number: ________________________________

     (Please attach any special mailing instructions other than shown above)


           THIS SHARE PURCHASE ORDER IS NOT EFFECTIVE UNTIL ACCEPTANCE
   (You will be mailed a signed copy of this accepted order for your records.)


Share purchase accepted by Information Network Radio, Inc.:


_____________________________________________________         __________________
N. John Douglas, Chief Executive Officer                              Date

                                                                    EXHIBIT 99.1